EXHIBIT 32

CERTIFICATION

The undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of First Metroplex, Inc. (First Metroplex), that, to his knowledge, the Annual Report of First Metroplex on Form 10-KSB for the period ended December 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of First Metroplex. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-KSB. A signed original of this statement has been provided to First Metroplex and will be retained by First Metroplex and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 30, 2005

/s/Patrick G. Adams
Patrick G. Adams
Chief Executive and Financial Officer